UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025
_____________________________________________
GRAIL, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________

Delaware	001-42045	86-3673636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 O’Brien Drive Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (833) 694-2553
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
On November 13, 2025, GRAIL, Inc. (the “Company”) filed a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) relating to the resale of 3,925,767 shares of common stock, $0.001 par value per share (“common stock”), of the Company that were issued by the Company to the selling stockholders named therein, which consists of: (i) 1,927,194 shares of common stock and (ii) 1,998,573 shares of common stock issuable upon the exercise of pre-funded warrants to purchase shares of common stock. These shares and pre-funded warrants were issued pursuant to a securities purchase agreement, dated October 18, 2025, by and among the Company and the purchasers named therein. The prospectus supplement forms a part of the Company’s Registration Statement on Form S-3 (No. 333-291503), which was originally filed with the SEC on November 13, 2025 (the “Registration Statement”).
A copy of the legal opinion of Latham & Watkins LLP relating to the validity of these shares of common stock is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
On November 14, 2025, the Company entered into an Equity Distribution Agreement (the “Agreement”) with Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as sales agents and/or principals (each, a “Sales Agent,” and collectively, the “Sales Agents”), under which the Company may offer and sell, from time to time at its sole discretion, up to an aggregate of $300,000,000 of shares of its common stock through or to the Sales Agents (the “ATM Offering”), pursuant to the Registration Statement. On November 14, 2025, the Company filed a prospectus supplement with the SEC in connection with the ATM Offering.
Under the terms of the Agreement, sales of shares of the Company’s common stock may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Sales Agents will use commercially reasonable efforts to sell the common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agents a commission equal up to 3.0% of the aggregate of the gross sales proceeds from sales of any shares of common stock under the Agreement. Under the terms of the Agreement, the Company may, if agreed to by the Sales Agents, also sell shares of the Company’s common stock to each of the Sales Agents, as principal for its own account.
The Agreement contains customary representations, warranties and agreements by the Company, indemnification rights and obligations of the Company and the Sales Agents, other obligations of the parties and termination provisions. The representations, warranties and agreements contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the parties to such Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the shares of common stock that may be issued and sold pursuant to the Agreement is filed as Exhibit 5.2 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01    Exhibits.
(d) Exhibits.

10.1*	Equity Distribution Agreement, dated as of November 14, 2025, by and among GRAIL, Inc., Morgan Stanley & Co. LLC and TD Securities (USA) LLC.

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
____________
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAIL, INC.

Date:	November 14, 2025	By:	/s/ Abram Barth
		Name:	Abram Barth
		Title:	General Counsel and Corporate Secretary